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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report:  May 30, 2003

                            SILVERADO GOLD MINES LTD.
                            -------------------------
             (Exact name of registrant as specified in its charter)


         British Columbia          000-12132             98 -0045034
     (State of Incorporation)     (Commission           (IRS Employer
                                  File Number)          Identification #)


                       Suite 505, 1111 West Georgia Street
                           Vancouver, British Columbia
                                 Canada V6E 4M3
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                 (604) 689-1535
                    ----------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
               ---------------------------------------------------
                     (Registrant's Former Name and Address)


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ITEM  5.     OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

Silverado Gold Mines Ltd. (the "Company") announces that the shareholders of the Company have approved the increase to the Company's quorum requirement for meetings of its shareholders at the Company's annual general meeting of shareholders held on May 30, 2003. The increase to the quorum requirement was effective as of June 11, 2003 upon the filing of an amendment to the Company's Articles with the British Columbia Registrar of Companies. A copy of the Company's Form 19 - Special Resolutions as filed with the British Columbia Registrar of Companies is attached to this Current Report on Form 8-K as Exhibit 3.2.

Shareholders also approved the re-election of Mr. Garry L. Anselmo, Mr. James F. Dixon and Mr. Stuart C. McCulloch to the board of directors. In addition, shareholders have elected Mr. Peter G. Rook-Green as a new member of the Company's board of directors. Mr. Rook-Green is a certified management accountant with experience serving as a chief financial officer and a director of a number of publicly traded companies. The board of directors has appointed Mr. Rook-Green to Silverado's audit committee, together with Mr. Dixon and Mr. McCulloch. Shareholders also approved the Silverado's 2003 Stock Option Plan. The appointment of Morgan & Company as Silverado's auditors was confirmed. A copy of the Company's press release dated June 2, 2003 announcing the matters approved by the shareholders at the annual general meeting of shareholders held on May 30, 2003 is attached to this Current Report on Form 8-K as Exhibit 99.1.


ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS

FINANCIAL  STATEMENTS

Not  applicable.

EXHIBITS

Exhibit  Number      Description
---------------      -----------

3.2                  Form 19 - Special Resolution of Silverado Gold Mines Ltd.
99.1                 Press  Release  dated  June  2,  2003

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


June  12,  2003                  SILVERADO  GOLD  MINES  LTD.


                                 By:  /s/ Garry  L.  Anselmo
                                    __________________________
                                    Garry  L.  Anselmo
                                    President, Chief Executive Officer
                                    Chief Financial Officer Director



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